PROMISSORY NOTE

US$150,000                                                         July 15, 1998

         FOR VALUE RECEIVED, NAVTECH APPLIED RESEARCH INC., an Ontario corporation (the "Maker"), with its principal place of business at 175 Columbia Street West, Waterloo, Ontario, Canada, promises to pay to the order of COMPUFLIGHT, INC., a Delaware corporation (the "Payee"), with its principal place of business at 175 Columbia Street West, Waterloo, Ontario, Canada, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED FIFTY THOUSAND US DOLLARS (US$150,000). This sum bears no interest until November 1, 1998, at which time interest, at a rate of 10% calculated using the 360 Day Method, becomes payable monthly. On November 1, 1999, the principal sum and interest are to be repaid monthly in thirty-six (36) equal installments of FIVE THOUSAND EIGHT HUNDRED FIFTY FOUR US DOLLARS AND FIFTEEN CENTS (US$5,854.15), payable on the last day of the month beginning November 30, 1999 and ending on October 31, 2002. Notwithstanding the foregoing, the Maker shall be entitled to deduct from each payment due hereunder all applicable withholding taxes.

The Maker agrees that the Royalty Payments defined in the Navtech Applied Research Inc. Software License Agreement to be entered into no later than August 1, 1998 ("License Agreement") may be applied, in whole or in part, against any outstanding principle amounts at the discretion of the Payee.

         If any of the following events or conditions shall happen or occur (in any case, an "Event of Default"): (i) a default by the Maker in the due and punctual payment of any amount due hereunder and the continuance thereof for a period of fifteen (15) days following receipt of written notice of default from the Payee; (ii) the application by the Maker for, or consent by the Maker to, the appointment of a receiver, trustee or liquidator of itself or of its property; (iii) a general assignment by the Maker for the benefit of creditors;
(iv) the filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors; or (v) the Maker having an involuntary petition in bankruptcy filed against it which is not dismissed, discharged or stayed within sixty (60) days, then and in each and every such Event of Default, the Payee may, by written notice to the Maker, declare the entire unpaid amount of this Note then outstanding to be forthwith due and payable whereupon the same shall become forthwith due and payable.

         This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Should this Note be placed in the hands of any attorneys for collection upon the occurrence of an Event of Default, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all costs and expenses of collection, including reasonable attorneys' fees.

         Except as provided for above, the Maker expressly waives presentment, demand, protest, notice of dishonor, notice of maturity, notice of protest, and diligence in collection.

         Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, or one
(1) day following the date mailed by overnight mail or nationally recognized overnight courier to the Maker or the Payee at its address stated herein (provided confirmation of receipt is obtained) or at such other address of which it or he shall have notified the party giving such notice in writing as aforesaid.

         This Note may be prepaid in whole or in part without premium or penalty.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the Province of Ontario, excluding choice of law principles thereof.

         The Maker hereby agrees that any legal action with regard to this Note shall be brought in the courts of the Province of Ontario and hereby appoints Frank R. Volpini, M.A., LL.B., 375 University Avenue East, Waterloo, Ontario, N2K 3M7, as its agent for service of process in connection therewith.



                  IN  WITNESS   WHEREOF,   the  Maker  has  duly  executed  this
Promissory Note as of the day and year first above written.

                                                   NAVTECH APPLIED RESEARCH INC.

                                                         /s/     Dorothy English
                                                         -----------------------

                                                                             By:
                                                                 Dorothy English